As filed with the Securities and Exchange Commission on December 8, 2023.

Registration No. 333-195215

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

Registration Statement

UNDER

THE SECURITIES ACT OF 1933

MYMETICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	/o Mymetics SA Route de la Corniche 4 1066 Epalinges Switzerland 011 41 21 566 57 72	25-1741849
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices including Zip Code)	(IRS Employer Identification No.)

2013 Stock Incentive Plan

(Full titles of the plans)

Ronald Kempers

Chief Executive Officer and Chief Financial Officer

Mymetics Corporation

c/o Mymetics SA

Route de la Corniche 4

1066 Epalinges Switzerland

+011 41 21 5665772

(Name and Address of Agent for Service)

Copy to:

Brian Hoffman, Esq.

Richard Bass, Esq.

McDermott Will & Emery LLP

One Vanderbilt Avenue, New York, NY

10017-3852

(212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-195215, filed on April 11, 2014, relating to the 2013 Stock Incentive Plan (the “Registration Statement”) filed by Mymetics Corporation with the Securities and Exchange Commission. The Registration Statement is hereby amended to remove and withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Epalinges, Switzerland, on this 8th day of December, 2023.

MYMETICS CORPORATION

By:	/s/ Ronald Kempers
Ronald Kempers
Chief Executive Officer and Chief Financial Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ronald Kempers
Ronald Kempers
Chief Executive Officer and Chief Financial Officer

By:	/s/ Ulrich Burkhard
Ulrich Burkhard
Director

By:	/s/ Thomas Staehelin
Thomas Staehelin
Director

By:	/s/ Marcel B. Rüegg
Marcel B. Rüegg
Director

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